SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                              --------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                    June 7, 1999


                        Aquis Communications Group, Inc.
                 (formerly known as Paging Partners Corporation)
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             (Exact Name of Registrant as Specified in Its Charter)


         Delaware                      1-13002                        22-3281446
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(State or Other Jurisdiction         (Commission             (I.R.S. Employer
     of Incorporation)               File Number)           Identification No.)


  1719 A Route 10, Suite 300, Parsippany, NJ                               07054
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  (Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code (973) 560-8000


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         (Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in the Registrant's Certifying Accountant

      On June 7, 1999, the Audit Committee of the Registrant's Board of Directors approved the appointment of PriceWaterhouseCoopers LLP as the Registrant's certifying accountants for the fiscal year ending December 31, 1999.

      On June 7, 1999, Berenson & Company, LLP, the Registrant's certifying accountants, resigned. There was no adverse opinion or disclaimer of opinion contained in Berenson & Company LLP's reports on the Registrant's financial statements for the past two fiscal years and any subsequent interim period, nor was any of such opinions qualified or modified as to uncertainty, audit scope or accounting principles.

      During the past two fiscal years of the Registrant and any subsequent interim period, there was no disagreement with Berenson & Company LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Berenson & Company LLP, would have caused Berenson & Company LLP to make reference to the subject matter of the disagreement in connection with its report.

Item 5. Other Events

      On June 9, 1999, the Registrant entered into a Settlement Agreement (the "Settlement Agreement") with Bell Atlantic Paging, Inc. ("BAPCO") and various operating telephone company subsidiaries of the Bell Atlantic Corporation ("Bell Atlantic").

      Pursuant to the Settlement Agreement, the parties resolved certain claims arising from the December 31, 1998 acquisition (the "Bell Acquisition") by Aquis Communications, Inc., a wholly-owned subsidiary of the Registrant ("Aquis"), of Bell Atlantic's paging operations and assets. In connection with the settlement, Aquis has agreed to pay the Bell Atlantic entities an aggregate amount of $1,111,345 by June 30, 1999 ($899,880 of such amount represents a reimbursement to BAPCO for payments made by it to third party vendors).

      The Settlement Agreement also provides for the termination of certain indemnification obligations under the Bell Acquisition purchase agreement and termination of an Indemnity Escrow Agreement pursuant to which Aquis had deposited in escrow a portion of the purchase price due in connection with the Bell Acquisition (which was established for the payment of potential indemnification obligations of the Bell Atlantic entities). Upon termination of the Escrow Agreement, the money deposited in escrow will be delivered to Bell Atlantic.

      Also pursuant to the Settlement Agreement, BAPCO granted Aquis the option ("Option") of satisfying all of its obligations under its Promissory Note (the "Note") to BAPCO in the original principal amount of $4,150,000, plus accrued interest of approximately $185,000, by payment to Bell Atlantic of $3,150,000. The Option expires on June 30, 1999. Exercise of the Option is conditioned upon Aquis' payment of the agreed upon balance amount of $1,111,345 referred to above. Upon Exercise of the Option, the Bell Atlantic entities have agreed to release the liens placed on Aquis' assets to secure payment of its obligations under the Note.


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

Item 7. Financial Statements and Exhibits

      (a)   Financial Statements: Not Applicable

      (b)   Exhibits:

      16    Letter re: Change in Certifying Accountant.


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

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AQUIS COMMUNICATIONS GROUP, INC.
                                                    (Registrant)

Dated: June 10, 1999

                                           By: /s/ John X. Adiletta
                                               ---------------------------------
                                           Name:  John X. Adiletta
                                           Title: President and Chief Executive
                                                  Officer


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